Wednesday, March 18, 2009

COMPANY PRESS RELEASE

Transgenomic, Inc. Reports Fourth Quarter and Fiscal Year 2008 Results

OMAHA, Neb., March 18, 2009 – Transgenomic, Inc. (OTCBB: TBIO.OB) today announced financial results for the fourth quarter and year ended December 31, 2008. The Company’s financial results are presented in the tables that follow.

Fourth Quarter 2008
The Company reported a net loss of $219,000 or $0.00 per share for the fourth quarter of 2008 as compared to a net income of $212,000 or $0.00 per share for the fourth quarter of 2007.

Net sales from continuing operations were $6.1 million during the fourth quarter 2008, compared to $6.5 million during the comparable period of 2007. Gross profit from continuing operations was $3.4 million or 55 percent during the fourth quarter of 2008 compared to $3.9 million or 60 percent during the comparable period of 2007.  Operating expenses from continuing operations were $3.4 million during the fourth quarter of 2008 compared to $3.7 million during the same period of 2007.  The $3.4 million in operating expenses included a $638,000 goodwill impairment charge and income from foreign currency revaluation of $0.5 million.  Cash and cash equivalents totaled $4.8 million at December 31, 2008.

Year Ended December 31, 2008
The Company reported a net loss of $495,000 or $0.01 per share for the year ended December 31, 2008, compared to a net loss of $2.1 million or $0.04 per share for the year ended December 31, 2007.  The 2007 net loss was comprised of a loss from continuing operations of $2.2 million or $0.04 per share and an income from discontinued operations of $67,000.

Net sales from continuing operations were $24.0 million for the year ended December 31, 2008, compared to $23.2 million for the year ended December 31, 2007.  Gross profit from continuing operations was $13.6 million or 57 percent for the year ended December 31, 2008 compared to $12.7 million or 55 percent for the year ended December 31, 2007.  Operating expenses from continuing operations were $14.0 million for the year ended December 31, 2008 which included a $638,000 goodwill impairment and income from foreign currency revaluation of $1.0 million.  Operating expenses from continuing operations for the year ended December 31, 2007 were $16.0 million, which included $1.5 million in restructuring charges for the year ended December 31, 2007.  The Company used cash flows in operations of $413,000 for the year ended December 31, 2008 compared to cash flows used in operations of $2.9 million for the year ended December 31, 2007.

Comment and Outlook
Craig Tuttle, the Company’s President and Chief Executive Officer, noted, “We are quite pleased with the overall results of the year. Our Molecular Reference Lab grew 70% in the year and we continued to make gains in our Pharmacogenomics services business by adding several key new pharma customers.  With this growth in our services business, our previous significant effort in cost reduction and investment in our sales organization, we have achieved close to breakeven performance for the year.”

“We continued to improve our operations efforts for our Molecular Reference Laboratory business as well as our WAVE system and reagent manufacturing activities. These efforts resulted in our lab gaining accreditation by the College of American Pathologists (CAP) and our manufacturing site attaining ISO9001:2000 accreditation during the fourth quarter.”

“Most importantly, we embarked on an aggressive pursuit of new assay technology to drive both short and long-term growth for our laboratory businesses. Key licensing efforts during the year included our exclusive licenses with the Clayton Foundation for Medical Research for their patent on mitochondrial DNA damage and our license with Power3 Medical for their proteomic assay technology for Alzheimer’s and Parkinson’s disease. The Clayton Medical license has allowed us to develop a mitochondrial damage assay which we hope will serve as a very important assessment tool for a variety of key medical problems including assays for cardiac disease, neurodegenerative diseases, diabetes and cancer as well as aging and wellness testing. We have active clinical validation efforts beginning or on-going for each of these assay targets and hope to bring these products to the market as quickly as possible.”

“We are also developing a full product line of key cancer pathway gene mutation kits to complement our WAVE and Surveyor products ability to find cancer treatment and assessment impacting gene mutations. The ability of our products to surpass typical sequencing in finding these key cancer gene mutations is well known. However, we believe that clinical use of the WAVE and Surveyor product combo will be enhanced with specific gene mutation kits based on our experience in clinical trial assessments of these gene mutations that we are providing through our Pharmacogenomics Services Lab.”

Earnings Call
Company management will discuss fourth quarter and full year 2008 financial results via teleconference on Wednesday, March 18, 2009 at 5:00 p.m. Eastern Time. To access the call via telephone, dial 800-894-5910 or 785-424-1052.  The Company will also host a live broadcast of the call over the Internet. To listen to the webcast, investors should log on to the Company’s Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions provided. An archived recording of the conference call will be available and can be accessed via the web using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. Eastern Time on Wednesday, April 1, 2009.  Simply dial 800-688-7036 or 402-220-1346 from any telephone.

About Transgenomic
Transgenomic is a global biotechnology company that provides unique products and services for automated high sensitivity genetic variation and mutation analysis. Their offerings include systems, products, discovery and laboratory testing services to the academic and medical research, clinical laboratory and pharmaceutical markets in the fields of pharmacogenomics and personalized medicine. Specific offerings include WAVE® DHPLC Systems, related consumables and assay kits, cytogenetics automated systems, Transgenomic Molecular Clinical Reference Laboratory and Pharmacogenomics Research Services. Transgenomic’s two laboratory services divisions utilize these technologies and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit:  www.transgenomic.com.

Transgenomic Cautionary Statements
Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic’s reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
NET SALES	$6,126	$6,531	$23,993	$23,176
COST OF GOODS SOLD	2,776	2,610	10,345	10,483
Gross profit	3,350	3,921	13,648	12,693
OPERATING EXPENSES:
Selling, general and administrative	1,972	2,748	10,795	11,466
Research and development	649	763	2,465	3,033
Restructuring charges	110	211	118	1,516
Goodwill Impairment	638	—	638	—
	3,369	3,722	14,016	16,015
INCOME (LOSS) FROM OPERATIONS	(19)	199	(368)	(3,322)
OTHER INCOME (EXPENSE):
Interest income (expense)	(5)	54	74	270
Other, net	(3)	177	12	1,121
	(8)	231	86	1,391
INCOME (LOSS) BEFORE INCOME TAXES	(27)	430	(282)	(1,931)
INCOME TAX EXPENSE	192	218	213	243
INCOME (LOSS) FROM CONTINUING OPERATIONS	(219)	212	(495)	(2,174)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	—	—	—	67
NET INCOME (LOSS)	$(219)	$212	$(495)	$(2,107)

BASIC AND DILUTED INCOME (LOSS) PER SHARE:
From continuing operations	$0.00	$0.00	$(0.01)	$(0.04)
From discontinued operations	—	—	—	—
	$0.00	$0.00	$(0.01)	$(0.04)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	49,189,672	49,189,672	49,189,672	49,189,672

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Year Ended December 31,
	2008	2007
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(413)	(2,939)

NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	(399)	3,083

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH	(140)	(289)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(952)	(145)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,723	5,868

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,771	$5,723

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,771	$5,723
Accounts receivable (net of allowances for bad debts of $388 and $703, respectively)	5,385	5,095
Inventories	4,775	4,586
Prepaid expenses and other current assets	654	759
Total current assets	15,585	16,163
PROPERTY AND EQUIPMENT, NET	1,198	1,579
OTHER ASSETS:
Goodwill	—	638
Other assets (net of accumulated amortization of $425 and $1,117, respectively)	773	710
	$17,556	$19,090
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$905	$1,245
Other accrued expenses	2,810	3,152
Accrued compensation	520	450
Total current liabilities	4,235	4,847
Other long term liabilities	116	141
Total liabilities	4,351	4,988
STOCKHOLDERS’ EQUITY	13,205	14,102
	$17,556	$19,090